As filed with the Securities and Exchange Commission on July 31, 2024

Registration Nos. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Invesco Finance, Inc.	Invesco Ltd.	Invesco Finance plc

(Exact Name of Registrant as Specified in Its Chapter)

Delaware	Bermuda	England and Wales
(State or Other Jurisdiction of Incorporation or Organization)

45-2404843	98-0557567	98-1114914
(I.R.S. Employer Identification No.)

Invesco Finance, Inc. 1331 Spring Street NW, Suite 2500 Atlanta, Georgia 30309 Telephone: (404) 892-0896	Invesco Ltd. 1331 Spring Street NW, Suite 2500 Atlanta, Georgia 30309 Telephone: (404) 892-0896	Invesco Finance plc Perpetual Park Perpetual Park Drive Henley-on-Thames Oxfordshire, RG9 1HH, United Kingdom Telephone: +44 (0) 1491-417-000
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Jeffrey H. Kupor

Senior Managing Director and General Counsel

Invesco Ltd.

1331 Spring Street, Suite 2500

Atlanta, Georgia 30309

Telephone: (404) 479-2845

(Name, address, and telephone number, of agent for service)

Copies to:

Mark C. Kanaly, Esq.

Rebecca R. Valentino

Alston & Bird LLP

1201 W. Peachtree Street

Atlanta, Georgia 30309-3424

Telephone: (404) 881-7000

Facsimile: (404) 253-8390

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus

Invesco Ltd.

Invesco Finance plc

Invesco Finance, Inc.

Debt Securities

Guarantees of Debt Securities

Preference Shares

Common Shares

Warrants

Subscription Rights

Invesco Ltd. or its subsidiaries (which we refer to together as the “company,” “Invesco,” or “we”) may offer from time to time (i) senior or subordinated debt securities, (ii) guarantees of debt securities, (iii) preference shares, (iv) common shares, (v) warrants to purchase our debt securities, preference shares, common shares, or other securities, or (vi) subscription rights to purchase our debt securities, preference shares, common shares, or other securities.

Each time we offer and sell securities, we will provide specific information about the offering and the amounts, prices and terms of the securities in supplements to this prospectus. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and any prospectus supplement or free writing prospectus carefully before you invest.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be delivered without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common shares are listed on the New York Stock Exchange under the symbol “IVZ.” If we decide to seek a listing of any debt securities, preference shares or warrants offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any. Our principal office is located at 1331 Spring Street, Suite 2500, Atlanta, Georgia 30309. Our telephone number is (404) 892-0896.

Investing in our securities involves risks. You should carefully consider the “Risk Factors” beginning on page 3 of this prospectus and any similarly titled section contained in the applicable prospectus supplement concerning factors you should consider before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 31, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf registration” statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“Commission” or “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide specific information about the securities being offered and sold and the specific terms of that offering in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, we urge you to read both this prospectus and any prospectus supplement (and any applicable free writing prospectuses) together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference of Certain Information” on pages 16 and 17, respectively, of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not authorized any other person to provide you with different information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or free writing prospectus. If anyone provides you with different or inconsistent information, we take no responsibility for, and can provide no assurance to the reliability of, any such information and you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective front cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information we previously filed with the SEC and have incorporated by reference is accurate only as of the date of such document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since the relevant date. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference in this prospectus. Accordingly, investors should not place undue reliance on this information.

When used in this prospectus, the terms “company,” “Invesco,” “issuer,” “we,” “our,” and “us” refer to Invesco Ltd. and its consolidated subsidiaries, unless otherwise specified.

INVESCO LTD.

Invesco Ltd. is an independent investment management firm dedicated to delivering a superior investment experience. Invesco Ltd.’s comprehensive range of active, passive and alternative investment capabilities has been constructed over many years to help clients achieve their investment objectives. Invesco Ltd. draws on this comprehensive range of capabilities to provide solutions designed to deliver key outcomes aligned to client needs. With approximately 8,500 employees and an on-the-ground presence in more than 20 countries, Invesco Ltd. is well positioned to meet the needs of investors across the globe. Invesco Ltd. has specialized investment teams managing investments across a broad range of asset classes, investment styles and geographies. For decades, individuals and institutions have viewed Invesco Ltd. as a trusted partner for a comprehensive set of investment needs. Invesco Ltd. has a significant presence in the retail and institutional markets within the investment management industry in the Americas, Europe, Middle East and Africa (EMEA) and Asia-Pacific (APAC), serving clients in more than 120 countries. As of June 30, 2024, the firm managed approximately $1.7 trillion in assets for investors around the world.

Invesco Ltd. is organized under the laws of Bermuda. Invesco Ltd.’s common shares are listed and traded on the New York Stock Exchange under the symbol “IVZ.” Invesco Ltd. maintains a website at www.invesco.com/corporate. Information contained on its website shall not be deemed to be part of, or be incorporated into, this document.

INVESCO FINANCE PLC

Invesco Finance plc is an indirect wholly owned subsidiary of Invesco Ltd. Invesco Finance plc was established to provide for the ongoing financing needs of Invesco Ltd. and its subsidiaries. The principal address of Invesco Finance plc is Perpetual Park, Perpetual Park Drive, Henley-on-Thames, Oxfordshire, RG9 1HH United Kingdom, and its telephone number is +44(0) 1491-417-000.

INVESCO FINANCE, INC.

Invesco Finance, Inc. is an indirect wholly owned subsidiary of Invesco Ltd. Invesco Finance, Inc. was established to provide for the ongoing financing needs of Invesco Ltd. and its subsidiaries. The principal address of Invesco Finance, Inc. is 1331 Spring Street NW, Suite 2500, Atlanta, Georgia, 30309, and its telephone number is (404) 892-0896.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider any risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, which may be amended, supplemented, or superseded from time to time by subsequent reports we file with the SEC in the future. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Please also carefully read the section entitled “Special Cautionary Note Regarding Forward-Looking Statements” or “Forward-Looking Statements”, as applicable, included in this prospectus, the applicable prospectus supplement or free writing prospectus, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any applicable free writing prospectuses, including any documents incorporated by reference herein or therein, other public filings, and oral and written statements by us and our management, may include statements that constitute “forward-looking statements” within the meaning of the U.S. securities laws. These statements are based on the beliefs and assumptions of our management and on information available to us at the time such statements are made. Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flows, capital expenditures, and assets under management which could differ materially from actual results due to known and unknown risks and other important factors, including, but not limited to, industry or market conditions, geopolitical events and pandemics or health crises and their respective potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products, the prospects for certain legal contingencies, and other aspects of our business or general economic conditions. Words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements, but not all forward-looking statements may contain such words.

Although we believe that we have a reasonable basis for each forward-looking statement contained in or incorporated by reference into this prospectus, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in or incorporated by reference into this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in or incorporated by reference into this prospectus, they may not be predictive of results or developments in future periods. The forward-looking statements contained in this prospectus reflect our views and assumptions only as of the date of this prospectus. Except as required by law, we assume no responsibility for updating any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

The following important factors, and other factors described in this prospectus, incorporated by reference into this prospectus, the applicable prospectus supplement and any applicable free writing prospectus or contained in our other filings with the Commission, among others, could cause our results to differ materially from any results described in any forward-looking statements:

•	significant fluctuations in the performance of capital and credit markets worldwide;

•	adverse changes in the global economy;

•	the performance of our investment products;

•	significant changes in net asset flows into or out of the accounts we manage or declines in market value of the assets in, or redemptions or other withdrawals from, those accounts;

•	competitive pressures in the investment management business, including consolidation, which may force us to reduce fees we earn;

•	failure to properly address the increased transformative pressures affecting the asset management industry;

•	any inability to adjust our expenses quickly enough to match significant deterioration in markets;

•	the effect of fluctuations in interest rates, liquidity and credit markets in the U.S. or globally;

•	failure to maintain adequate corporate and contingent liquidity;

•	exposure through certain investment products to credits losses in excess of our expectations;

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our ability to acquire and integrate other companies into our operations successfully and the extent to which we can realize anticipated product sales, cost savings or synergies from such acquisitions;

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the occurrence of breaches and errors in the conduct of our business, including errors in our quantitative models and index tracking investment solutions, any failure to properly safeguard confidential and sensitive information, cyber-attacks or acts of fraud;

•	our ability to attract and retain key personnel, including investment management professionals;

•	limitations or restrictions on access to distribution channels for our products;

•	our ability to develop, introduce and support new investment products and services;

•	our ability to comply with client contractual requirements and/or investment guidelines despite preventative compliance procedures and controls;

•	variations in demand for our investment products or services, including termination or non-renewal of our investment management agreements;

•	harm to our reputation;

•	our ability to maintain our credit ratings and access the capital markets in a timely manner;

•	our debt and the limitations imposed by our credit agreement;

•	exchange rate fluctuations, especially as against the U.S. Dollar;

•	man-made or natural disasters, pandemics or other widespread health crises or other business continuity problems and governmental responses to the same;

•	the effect of political, economic or social instability in or involving countries in which we invest or do business (including the effect of terrorist attacks, war and other hostilities);

•	the effect of failures or delays in support systems or customer service functions, and other interruptions of our operations;

•	the effect of systems and other technological limitations on our ability to manage and grow our business;

•	the effect of non-performance by our counterparties, third-party service providers and other key vendors to fulfill their obligations;

•	impairment of goodwill and other intangible assets;

•	adverse results in litigation and any regulatory or other proceedings, governmental investigations and enforcement actions;

•	impact of climate-change;

•	the effect of failures or delays in support systems or customer service functions, and other interruptions of our operations;

•	the effect of systems and other technological limitations on our ability to manage and grow our business;

•	the effect of non-performance by our counterparties, third-party service providers and other key vendors to fulfill their obligations;

•	the selling of our common stock by our significant shareholders; and

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enactment of adverse federal, state or foreign legislation or changes in government policy or regulation (including accounting standards) affecting our operations, our capital requirements or the way in which our profits are taxed.

For more discussion of the risks affecting us, please refer to the section above entitled “Risk Factors.”

You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us and our businesses generally. We expressly disclaim any obligation to update any of the information in this or any other public filing if any forward-looking statement later turns out to be inaccurate, whether as a result of new information, future events or otherwise. For all forward-looking statements, we claim the “safe harbor” provided by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. The prospectus supplement relating to an offering may contain a more detailed or different description of the use of proceeds.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will constitute either senior debt or subordinated debt, secured or unsecured.

Invesco Finance plc and Invesco Finance, Inc. are indirect wholly owned subsidiaries of Invesco Ltd. When used in this section, the terms “company,” “Invesco,” “issuer,” “we,” “our,” and “us” may refer to Invesco Ltd., Invesco Finance plc, or Invesco Finance, Inc., unless otherwise specified.

The indenture for any debt securities and any guarantees will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “TIA”). The following summary of the material provisions of the form of indenture, the debt securities and any guarantees is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the form of indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, and those made part of the indenture by the TIA.

The form of indenture does not limit the amount of debt, either secured or unsecured, which may be issued by us under indentures or otherwise. The debt securities may be fully and unconditionally guaranteed by the guarantors identified in the prospectus supplement. The debt securities may be issued in whole or in part in the form of one or more global securities and in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates. The form of indenture does not prohibit us or our subsidiaries from incurring debt or agreeing to limitations on their ability to pay dividends or make other distributions to us.

Each prospectus supplement or free writing prospectus will describe the terms relating to the specific series of debt securities being offered.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of Invesco Ltd.’s share capital may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Memorandum of Association and our Fourth Amended and Restated Bye-Laws, as amended (“Bye-Laws”). You should refer to, and read this summary together with, our Memorandum of Association and Bye-Laws, copies of which are available as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), to review all of the terms of our share capital that may be important to you. You may obtain copies of our Annual Report at the SEC website at www.sec.gov. The descriptions of the Memorandum of Association and the Bye-Laws contained herein are qualified by reference to the actual documents.

General

Shares Authorized and Outstanding. The authorized share capital of Invesco Ltd. is 1,050,000,000 common shares of par value $0.20 each and 20,000,000 undesignated shares of par value $0.20 each, which may be issued without any prior shareholder approval as common shares or preference shares. The company has designated 4,010,448 shares of 5.9% fixed rate non-cumulative perpetual series A preference shares that are currently outstanding. Our preference shares are not registered. Please refer to the cover of our Annual Report on Form 10-K or subsequent Quarterly Report on Form 10-Q for the number of shares of our common stock outstanding.

Transfer Agent

Invesco Ltd.’s U.S. transfer agent is Computershare Inc.

DESCRIPTION OF COMMON STOCK

Unless the context otherwise requires, references to “shareholder” or “shareholders” means the person(s) whose name(s) appears on a company’s register of members or shareholders and who are the legal owners of the common shares concerned.

Voting Rights. In general, and except as provided below, a shareholder who is present in person and entitled to vote at a shareholders’ meeting is entitled to one vote on a show of hands regardless of the number of shares he or she holds. On a poll, the method by which we have conducted our previous shareholders’ meetings, each shareholder having the right to vote, who is present in person or by proxy, is entitled to one vote for each common share held. Under our Bye-Laws, subject to certain exceptions, including amalgamations and schemes of arrangement, which, in certain circumstances in accordance with the Bermuda Companies Act 1981 (as amended), require the affirmative vote of at least three-fourths of the votes cast, any questions proposed for the consideration of the shareholders at any general meeting generally are decided by the affirmative votes of a majority of the votes cast in accordance with our Bye-Laws. At the commencement of any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50 percent of the issued and outstanding shares entitled to vote at the meeting constitute a quorum for the transaction of business.

Action by Written Consent. Under Bermuda law and subject to our Bye-Laws, the Bermuda Companies Act 1981 (as amended) provides that shareholders may take action by resolution in writing signed by the majority of shareholders representing the majority required to pass the resolution if it was considered at a general meeting; our Bye-Laws, however, require a resolution in writing to be signed by 100 percent of shareholders who on the date of the resolution would be entitled to attend that meeting and vote on the resolution.

Listing. Our common shares are listed on the New York Stock Exchange under the symbol “IVZ.”

Sources and Payment of Dividends

Bermuda law does not permit the declaration or payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that a company is, or after the payment is made would be, unable to pay its liabilities as they become due, or the realizable value of such company’s assets would be less, as a result of the payment, than its liabilities. Dividends or distributions of contributed surplus may not be paid out of the company’s share premium account. The excess of the consideration paid on an issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be applied in certain limited circumstances, for example, to pay up unissued shares which may be distributed to shareholders in proportion to their holdings as fully paid bonus shares, but is otherwise subject to limitation. Holders of our common shares are entitled to receive such dividends as lawfully may be declared from time to time by our board of directors.

Rights of Repurchase and Redemption

Upon a resolution of our board of directors, we may generally make open-market purchases of our shares without shareholder approval. Any shares repurchased by Invesco Ltd. would either be cancelled or held as treasury shares in accordance with the Bermuda Companies Act 1981 (as amended). In addition, we may only repurchase shares if on the date the repurchase is to be effected there are reasonable grounds for believing that Invesco Ltd. can pay its liabilities as they become due at the time of repurchase and thereafter.

Our Board of Directors

Our Bye-Laws provide that the number of directors will be determined by our board of directors. Currently, our board of directors consists of eleven persons. Each director is elected for a one-year term.

Liquidation Rights

If Invesco Ltd. is to be wound up, the liquidator may, with the sanction of a resolution of the shareholders, divide amongst the shareholders the whole or any part of the assets of Invesco Ltd. (whether they consist of property of the same kind or not) and may, for this purpose, set such value on these assets as the liquidator deems fair. However, no shareholder will be compelled to accept any shares or other securities or assets whereon there is any liability.

Nomination Procedures

The Bermuda Companies Act 1981 (as amended) provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least five percent (5%) of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders.

Under our Bye-Laws, for nominations or other business to be properly brought before an annual general meeting by a shareholder, the shareholder must have given timely notice thereof in writing to our corporate secretary and such other business must otherwise be a proper matter for shareholder action. Notice is considered timely only if given to our corporate secretary not less than 90 nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual general meeting of shareholders. However, if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, any notice by the shareholder of business or the nomination of directors for election or re-election to be brought before the annual general meeting to be timely must be so delivered not earlier than the close of business on the

120th day prior to such annual general meeting and not later than the close of business on the later of the 90th day prior to such annual general meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Our Bye-Laws set forth the information that must be furnished to our corporate secretary in order for any such notice to be proper.

Amendment of Bye-Laws

Generally, our Bye-Laws may be rescinded, altered or amended, and new Bye-Laws may be made when approved by a resolution of our board of directors and by a resolution of our shareholders. However, our Bye-Laws require the affirmative vote of the holders of at least three-quarters of the total combined voting power of all our issued and outstanding shares in order to amend certain of our Bye-Laws.

Pre-emptive Rights

Under Bermuda law, unless otherwise provided in a company’s Bye-Laws, shareholders of a company are not entitled to pre-emptive rights. Our Bye-Laws do not provide for pre-emptive rights.

Share Class Rights

The rights attached to any class of (i) common shares issued may from time to time (whether or not we are being wound up) be altered or abrogated with the sanction of a resolution passed with the approval of a majority of the votes cast by the holders of the issued shares of that class at a separate general meeting of the holders of such shares voting in person or by proxy and (ii) preference shares issued may from time to time (whether or not we are being wound up) be altered or abrogated with the consent in writing of the holders of not less than three-quarters of the issued shares of that class or with the sanction of a resolution passed by the holders of not less than three-quarters of the issued shares of that class at a separate general meeting of the holders of such shares voting in person or by proxy.

Rights of Inspection

Members of the general public have the right to inspect Invesco Ltd.’s public documents available at the office of the Registrar of Companies in Bermuda and the company’s registered office in Bermuda, which will include the company’s Memorandum of Association (including its objects and powers) and any alteration to the Memorandum of Association and documents relating to any increase or reduction of authorized capital. Shareholders have the additional right to inspect our Bye-Laws, minutes of general meetings and audited annual financial statements, which must be presented to the annual general meeting of shareholders. The register of shareholders is also open to inspection by shareholders or members of the public without charge, and copies are to be provided on request with the payment of the appropriate fee. Invesco Ltd. is also required to maintain a share register in Bermuda, but by giving the required notice to the Bermuda Registrar of Companies, the company may establish a branch register outside of Bermuda. Invesco Ltd. is required to keep at the registered office a register of the company’s directors and officers (containing that information required under Bermuda law), which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Restrictions of Transfer

Unless otherwise required by any applicable requirements of the New York Stock Exchange (or any other applicable stock exchange), we may decline to approve or to register any transfer of any shares if a written opinion from counsel has not been obtained to the effect that registration of such shares under the Securities Act is not required, and we must decline to approve or to register any transfer of any share if the transferee has not been approved by applicable governmental authorities if approval is required or if not in compliance with applicable consent, authorization or permission of any governmental body or agency in Bermuda. If we refuse to register a transfer of any share, our corporate secretary must send the transferor and transferee notice of the refusal within one month after the date on which the transfer was lodged. The registration of transfers may be suspended at such times and for such periods as the company may from time to time determine, but registration cannot be suspended for more than 45 days in any year.

Change of Control

Our Bye-Laws contain certain provisions that may impede or delay an unsolicited takeover of the company under certain circumstances. For example, under our Bye-Laws:

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we are prohibited from engaging, under certain circumstances, in a business combination (as defined in our Bye-Laws) with any interested shareholder (as defined in our Bye-Laws) for three years following the date that the shareholder became an interested shareholder;

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our board of directors, without further shareholder action, is permitted by our Bye-Laws to issue preference shares, in one or more series, and determine by resolution any designations, preferences, qualifications, privileges, limitations, restrictions, or special or relative rights of an additional series. The rights of preferred shareholders may supersede the rights of common shareholders;

•	shareholders may only remove directors for cause (as defined in our Bye-Laws);

•	our board of directors is authorized to expand its size and fill vacancies; and

•	shareholders cannot act by written consent unless the consent is unanimous.

DESCRIPTION OF PREFERENCE SHARES

Subject to our Bye-Laws and Bermuda law, our board of directors has the power to issue any of Invesco Ltd.’s undesignated shares as it determines, including the power to issue any shares or class of shares with preferred, deferred or other special rights.

Subject to certain limitations contained in our Bye-Laws and any limitations prescribed by applicable law, our board of directors is authorized to issue preference shares in one or more series and to fix the designation, powers, preferences and rights and the qualifications, limitations or restrictions of such shares, including but not limited to dividend rights, conversion rights, voting rights, terms of redemption/repurchase (including sinking fund provisions), redemption/repurchase prices and liquidation preferences, and the number of shares constituting, and the designation of, any such series, without further vote or action by shareholders. Under our Memorandum of Association and Bye-Laws, there are 15,989,552 undesignated shares that may be issued either as common shares or as preference shares.

The following description sets forth general terms and provisions of the preference shares to which any prospectus supplement may relate. The statements below describing the preference shares are in all respects subject to and qualified in their entirety by reference to our Memorandum of Association and Bye-Laws, designating terms of the preference shares. Because our board of directors has the power to establish the preferences, powers and rights of any preference shares, our board of directors may afford the holders of any preference shares preferences, powers and rights, voting or otherwise, senior to the rights of common stockholders.

A prospectus supplement or free writing prospectus, relating to the sale of any preference shares, will specify the terms of such shares, as follows:

•	the title and stated value;

•	the voting rights, if applicable;

•	the preemptive rights, if applicable;

•	the restrictions on alienability, if applicable;

•	the number of shares offered, the liquidation preference per share and the offering price of the shares;

•	liability to further calls or assessment, if applicable;

•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation;

•	the date from which dividends will accumulate, if applicable;

•	the procedures for any auction and remarketing;

•	the provision for a sinking fund, if any;

•	the provision for and any restriction on redemption, if applicable;

•	the provision for and any restriction on repurchase, if applicable;

•	any listing of the preference shares on any securities exchange;

•	the terms and provisions, if any, upon which the preference shares will be convertible into common shares, including the conversion price (or manner of calculation) and conversion period;

•	the terms under which the rights of the preference shares may be modified, if applicable;

•	any other specific terms, preferences, rights, limitations or restrictions of the preference shares;

•	a discussion of certain material federal income tax considerations applicable to the preference shares;

•	the relative ranking and preferences as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;

•	any limitation on issuance of any shares ranking senior to or on a parity with the preference shares as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;

•	any limitations on direct or beneficial ownership and restrictions on transfer of the preference shares; and

•	any limitations against any existing or prospective holder as a result of such security holder owning a substantial amount of securities, if applicable.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants or subscription rights issued by us that may be offered and sold pursuant to this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to purchasers;

•	through agents;

•	to or through underwriters or dealers; or

•	through a combination of these methods.

Any such offerings may be made on a continuous or delayed basis. If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed from time to time;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.invesco.com/corporate. Our stock is quoted on the New York Stock Exchange under the symbol “IVZ.” We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

This prospectus and any prospectus supplement are or will be, respectively, part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these additional documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a complete copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC without restating that information in this document. The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, will automatically update and supersede the information contained in this prospectus and documents listed below. We incorporate by reference into this prospectus the documents listed below, except to the extent information in those documents differs from information contained in this prospectus.

The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2024;

•

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 1, 2024, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on July 31, 2024;

•	our Current Report on Form 8-K filed with the SEC on May 28, 2024;

•

The description of our common stock included in our Registration Statement on Form 8-A dated May  16, 2008, as amended by the description of our common stock contained in Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or telephonic request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. Exhibits to the filings will not be sent unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement. You should direct requests for documents to:

Invesco Ltd.

1331 Spring Street NW, Suite 2500

Atlanta, Georgia 30309

Attn: Office of the Secretary

(404) 892-0896

E-mail: company.secretary@invesco.com

LEGAL MATTERS

The validity of the preference shares and common shares offered hereby has been passed upon by Appleby (Bermuda) Limited, Bermuda counsel to Invesco. The validity of the warrants, subscription rights, and unsecured senior or subordinated debt securities and guarantees thereof offered hereby has been passed upon by Alston & Bird LLP, U.S. counsel to Invesco. Certain matters of English law in connection with Invesco Finance plc have been passed upon by Linklaters LLP, English counsel to Invesco.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

References in this Part II to “our company.” “we,” “our,” “us” and “Invesco” refer to Invesco Ltd, a Bermuda Limited Company, and its consolidated subsidiaries unless otherwise specified.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (all of which will be borne by the company) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$	*
Trustee fees and expenses	$	+
Printing and distributing expenses	$	+
Legal fees and expenses	$	+
Accounting fees and expenses	$	+
Miscellaneous	$	+
Total	$	+

*

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

+

These fees are calculated based on the securities offered and the number of issuances, and accordingly cannot be estimated at this time. To be filed as an exhibit to a document to be incorporated by reference herein or in a prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Pursuant to its Bye-Laws, Invesco Ltd. will indemnify its officers, directors and employees to the fullest extent permitted by Bermuda law. Such indemnity will extend, without limitation, to any matter in which an officer, director or employee of Invesco Ltd. may be guilty of negligence, default, breach of duty or breach of trust in relation to Invesco Ltd. or any of its subsidiaries, but will not extend to any matter in which such officer, director or employee is found, by a court of competent jurisdiction in a final judgment or decree not subject to appeal, guilty of any fraud or dishonesty in relation to Invesco Ltd..

The Bermuda Companies Act 1981 (as amended) enables companies to purchase and maintain, and Invesco’s Bye-Laws permit Invesco Ltd. to purchase and maintain, insurance for directors and officers against any liability arising from negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to the company. Invesco Ltd. maintains such policies of insurance on its officers and directors.

Item 16. Exhibits.

1.1	Form of Underwriting Agreement*

3.1	Memorandum of Association of Invesco Ltd., incorporating amendments up to and including December 4, 2007, incorporated by reference to exhibit 3.1 to Invesco’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 12, 2007

3.2	Fourth Amended and Restated Bye-Laws of Invesco Ltd., effective May 25, 2023, incorporated by reference to exhibit 3.2 to Invesco’s Quarterly Report on Form 10-Q for the period ended June 30, 2023, filed the Securities and Exchange Commission on August 2, 2023

3.3	Certificate of Designation for the 5.900% fixed rate non-cumulative perpetual series A preference shares, par value $.20 per share, of Invesco Ltd., incorporated by reference to exhibit 3.1 to Invesco’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 24, 2019

4.1	Specimen Certificate for Common Shares of Invesco Ltd., incorporated by reference to exhibit 4.1 to Invesco’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 12, 2007

4.2	Form of Indenture

4.3	Form of Preference Share Certificate*

4.4	Form of Warrant Agreement (including form of warrant certificate)*

4.5	Form of Subscription Rights Agreement (including form of subscription rights certificate)*

5.1	Opinion of Appleby (Bermuda) Limited

5.2	Opinion of Alston & Bird LLP

5.3	Opinion of Linklaters LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1)

23.3	Consent of Alston & Bird LLP (included in Exhibit 5.2)

23.4	Consent of Linklaters LLP (included in Exhibit 5.3)

24.1	Power of Attorney (included in signature pages hereto)

107.1	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. ; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Not Applicable.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B.

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 31st day of July, 2024.

Invesco Ltd.

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Senior Managing Director and General Counsel

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints L. Allison Dukes and Jeffrey H. Kupor, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the registration statement on Form S-3 and any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Andrew R. Schlossberg Andrew R. Schlossberg	Chief Executive Officer (Principal Executive Officer) and President; Director	July 31, 2024

/s/ L. Allison Dukes L. Allison Dukes	Senior Managing Director and Chief Financial Officer (Principal Financial Officer)	July 31, 2024

/s/ Terry G. Vacheron Terry G. Vacheron	Chief Accounting Officer (Principal Accounting Officer)	July 31, 2024

/s/ G. Richard Wagoner, Jr. G. Richard Wagoner, Jr.	Chairperson and Director	July 31, 2024

/s/ Sarah E. Beshar Sarah E. Beshar	Director	July 31, 2024

/s/ Thomas M. Finke Thomas M. Finke	Director	July 31, 2024

SIGNATURE	TITLE	DATE

/s/ Thomas P. Gibbons Thomas P. Gibbons	Director	July 31, 2024

/s/ William F. Glavin, Jr. William F. Glavin, Jr.	Director	July 31, 2024

/s/ Elizabeth S. Johnson Elizabeth S. Johnson	Director	July 31, 2024

/s/ Sir Nigel Sheinwald Sir Nigel Sheinwald	Director	July 31, 2024

/s/ Paula C. Tolliver Paula C. Tolliver	Director	July 31, 2024

/s/ Christopher C. Womack Christopher C. Womack	Director	July 31, 2024

/s/ Phoebe A. Wood Phoebe A. Wood	Director	July 31, 2024

Authorized Representative in the United States:

/s/ Jeffrey H. Kupor
Name: Jeffrey H. Kupor
Title: Senior Managing Director and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 31st day of July, 2024.

Invesco Finance plc

By:	/s/ L. Allison Dukes
L. Allison Dukes
Director

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints L. Allison Dukes and Jeffrey H. Kupor, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the registration statement on Form S-3 and any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ L. Allison Dukes L. Allison Dukes	Director (Principal Executive Officer)	July 31, 2024

/s/ Terry G. Vacheron Terry G. Vacheron	Director (Principal Financial Officer and Principal Accounting Officer)	July 31, 2024

/s/ Mandeep K. Rathod Mandeep K. Rathod	Director	July 31, 2024

/s/ Kevin Oldham Kevin Oldham	Director	July 31, 2024

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 31st day of July, 2024.

Invesco Finance, Inc.

By:	/s/ L. Allison Dukes
L. Allison Dukes
Chief Executive Officer

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints L. Allison Dukes and Jeffrey H. Kupor, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the registration statement on Form S-3 and any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ L. Allison Dukes L. Allison Dukes	Chief Executive Officer (Principal Executive Officer) and Director	July 31, 2024

/s/ Terry G. Vacheron Terry G. Vacheron	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director	July 31, 2024

/s/ Greg Ketron Greg Ketron	Director	July 31, 2024